Exhibit 10.11

Amendment to Employment Agreement

This Amendment to Employment Agreement (this “Amendment”) is made as of May 7, 2019 by and between Scientific Games Corporation, a Nevada corporation (“SciGames”) and Barry L. Cottle (“Executive”).

WHEREAS, SciGames and Executive entered into an Employment Agreement, dated as of May 4, 2018 and effective as of June 1, 2018 (the “Agreement”);

WHEREAS, SciGames has been pursuing a potential initial public offering of a minority stake in its Social Gaming business, which would involve the issuance and sale of shares of Class A common stock of SciPlay Corporation, a Nevada corporation (such shares, the “SciPlay Shares” and, such offering, the “Social IPO”);

WHEREAS, in anticipation of, and following, the Social IPO, Executive is expected to be appointed Executive Chairman of SciPlay and provide substantial services on behalf of SciPlay and its subsidiaries and affiliates, including SciPlay Parent Company, LLC, a Nevada limited liability company, of which SciPlay will be the sole manager following the Social IPO; and

WHEREAS, in connection with the Social IPO, the parties hereto desire to cancel a cash-based long-term incentive award held by Executive in the expectation that SciPlay Corporation will replace it with an equity-based award with respect to SciPlay Shares (the “Social Award”).

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Effectiveness.  This Amendment shall become effective upon the later of the consummation of the Social IPO and the execution of an agreement providing for the Social Award (such later date, the “Amendment Effective Date”).  The parties hereto acknowledge that this Amendment is expressly contingent upon the consummation of the Social IPO and the execution of such agreement, and that in the event SciGames determines not to consummate the Social IPO or SciPlay Corporation and Executive determine not to execute such an agreement, this Amendment shall be null and void ab initio.

2.                                      2018-2020 LTIP.  The Agreement is hereby amended, effective as of the Amendment Effective Date, by deleting Section 3(b)(ii) in its entirety.

3.                                      Termination Provisions.  The Agreement is hereby amended, effective as of the Amendment Effective Date, by deleting Section 4(e)(vi) in its entirety.

4.                                      Exhibit A — Terms and Conditions of the 2018-2020 LTIP.  The Agreement is hereby amended, effective as of the Amendment Effective Date, by deleting Exhibit A in its entirety.

5.                                      Legal Fees. SciGames shall reimburse Executive for any documented legal fees expended or incurred by Executive through the date hereof in connection with negotiating the terms of this Agreement and the Social Award, payable within 60 days of Executive’s submission of reasonably satisfactory documentation of such fees.

6.                                      Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms.  All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment.

7.                                      This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of May 7, 2019.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael A. Quartieri
Name:	Michael A. Quartieri
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

/s/ Barry L. Cottle
Barry L. Cottle

[Signature Page to Amendment to Employment Agreement]